Exhibit 99.1

SenesTech Announces First Quarter 2024 Financial Results

PHOENIX, Ariz., May 9, 2024. SenesTech, Inc. (NASDAQ: SNES, “SenesTech” or the “Company”), the leader in fertility control to manage animal pest populations and the only manufacturer of commercially available, EPA-registered Rat Birth Control® products today announced financial results for the first quarter of 2024.

Recent Highlights

•Record quarterly revenues during Q1 2024 of $415,000, an increase of 78% compared to Q1 2023.
•Evolve™, formulated especially for the control of rat fertility and launched at the beginning of the year, has quickly become the Company’s biggest-selling product, contributing more than 50% of Q1 2024 revenue.
•Secured distribution, stocking agreements and initial purchase orders with several grain management and open field agricultural distributors, as well as expanded agreements with leading pest management industry distributors such as Veseris and DIY.
•Extended the Company’s geographic reach, with new sales occurring in Hong Kong, Macau, the United Arab Emirates, Singapore, Australia, New Zealand and The Netherlands.
•Introduced convenient 1.5 lb. and 3 lb. pouches for Evolve in April 2024.
•Launched Evolve™ Mouse, utilizing the same revolutionary breakthrough fertility solution as Evolve, to control mouse infestations. Product shipments began in May 2024.
•Expanding distribution to the do-it-yourself market through launch of dedicated Amazon store planned in May 2024.
•Concluded and distributed Evolve efficacy study to domestic and international regulators. Study supports a 90+% reduction in populations over a 1 year baiting period.
•Expanded marketing and sales reach to bring Evolve and Evolve Mouse to retail stores through agreements with manufacturer rep groups.
•Recently accepted as a vendor for a leading hardware retailers’ network of 4,500 locations.
•New York City Council introduced a proposal for deployment of “EPA approved rat birth control” to address rodent infestations. SenesTech is the only manufacturer of commercially available, EPA registered, Rat Birth Control®.

Management Discussion

“I am extremely pleased with the rapid revenue growth during the first quarter of 78%, resulting in record quarterly revenues, driven by the rapid adoption in the marketplace of Evolve, our all-new soft bait product to control rat populations by restricting fertility,” commented Joel Fruendt, President and CEO of SenesTech. “During the first quarter, Evolve accounted for more than 50% of sales, as distributors and end customers have quickly understood the benefits our new solution provides.”

“In addition to the strong performance in the first quarter, we have achieved key commercial and development milestones which help set the stage for the rest of 2024. On the commercial side, we took a significant step forward in the distribution capabilities of Evolve through the launch of a dedicated online store on Amazon, the world’s largest online retailer. We also signed agreements with leading manufacturers rep firms to increase Evolve’s presence in retailers and industrial suppliers. On the development front, we significantly increased the size of our addressable market through the launch of Evolve Mouse in May 2024. Evolve Mouse is SenesTech’s first population control solution outside of rats, highlighting the first step in our long-term product evolution roadmap to bring fertility control solutions to a wide variety of animal pests,” Fruendt continued.

“The last few months have been the most exciting and productive time in SenesTech’s history. We have achieved record quarterly revenues; launched Evolve, which has quickly become our biggest selling product line; expanded our distribution footprint to address key end markets, geographies, and channels; and expanded our addressable market with the launch of our first new rodent line extension. We are extremely pleased with the progress the team has made in 2024 and look forward to the positive impact the many recent initiatives we have implemented will produce,” Fruendt concluded.

Q1 2024 Financial Results

•Revenue during Q1 2024 was $415,000 compared to $233,000 in Q1 2023, an increase of 78%.

•Net loss during Q1 2024 was $1.8 million, compared with a net loss of $2.0 million for Q1 2023.

•Adjusted EBITDA loss, which is a non-GAAP measure of operating performance, for Q1 2024 was $1.7 million compared to $1.8 million in Q1 2023.

•Cash at the end of March 2024 was $3.6 million.

Use of Non-GAAP Measure

Adjusted EBITDA is a non-GAAP measure. However, this measure is not intended to substitute for those financial measures reported in accordance with GAAP. Adjusted EBITDA has been included because management believes that, when considered together with the GAAP figures, it provides meaningful information related to our operating performance and liquidity and can enhance an overall understanding of financial results and trends. Adjusted EBITDA may be calculated by us differently than other companies that disclose measures with the same or similar term. See our attached financials for a reconciliation of this non-GAAP measure to the nearest GAAP measure.

Conference Call Details

Date and Time: Thursday, May 9, 2024, at 5:00 pm ET

Call-in Information: Interested parties can access the conference call by dialing (844) 308-3351 or (412) 317-5407.

Live Webcast Information: Interested parties can access the conference call via a live webcast, which is available in the Investor Relations section of the Company’s website at https://app.webinar.net/1B350eDkK4R or http://senestech.investorroom.com/.

Replay: A teleconference replay of the call will be available for seven days at (877) 344-7529 or (412) 317-0088, replay access code 2801164. A webcast replay will be available in the Investor Relations section of the Company’s website at http://senestech.investorroom.com/ for 90 days.

About SenesTech

We are committed to improving the health of the world by humanely managing animal pest populations through our expertise in fertility control. We invented ContraPest, the only U.S. EPA-registered contraceptive for male and female rats, as well as Evolve and Evolve Mouse, EPA-designated minimum risk contraceptives for rodents, reflecting our mission to provide products that are proactive, safe and sustainable. ContraPest and

Evolve fit seamlessly into all integrated pest management programs, significantly improving the overall goal of effective pest management. We strive for clean cities, efficient businesses and happy households – with a product designed to be humane, effective and sustainable.

For more information visit https://senestech.com/.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements include, among others, our expectation that the Evolve product line will be a key driver to revenue growth; our expectation that our growth will further accelerate into the future as we launch Evolve Mouse; our expectation that we will start shipping Evolve Mouse next week; our objective to drive the business towards profitability; our expectation that Evolve will be a significant factor in expanding our reach within key market verticals, including ‘big box’ retailers, key e-commerce channels, and leading industry pest management professionals; our belief that product innovation is key to our future success; and our goal to develop partnerships that will dramatically increase the adoption of the Evolve solution and set us up for tremendous success in the future. Forward-looking statements may describe future expectations, plans, results, or strategies and are often, but not always, made through the use of words such as “believe,” “may,” “future,” “plan,” “will,” “should,” “expect,” “anticipate,” “eventually,” “project,” “estimate,” “continuing,” “intend” and similar words or phrases. You are cautioned that such statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the successful commercialization of our products; market acceptance of our products; our financial performance, including our ability to fund operations; our ability to maintain compliance with Nasdaq’s continued listing requirements; and regulatory approval and regulation of our products and other factors and risks identified from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. Except as required by law, we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACT:

Investors: Robert Blum, Lytham Partners, LLC, 602-889-9700, senestech@lythampartners.com

Company: Tom Chesterman, Chief Financial Officer, SenesTech, Inc., 928-779-4143

SENESTECH, INC.
BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$3,562	$5,395
Accounts receivable, net	161	95
Prepaid expenses	346	388
Inventory, net	874	795
Total current assets	4,943	6,673
Right to use assets, operating leases	154	210
Property and equipment, net	353	388
Other noncurrent assets	22	22
Total assets	$5,472	$7,293

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$116	$150
Accrued expenses	391	368
Current portion of operating lease liability	159	217
Current portion of note payable	34	33
Deferred revenue	15	18
Total current liabilities	715	786
Note payable, less current portion	147	156
Total liabilities	862	942
Stockholders’ equity:
Common stock	5	5
Additional paid-in capital	136,350	136,259
Accumulated deficit	(131,745)	(129,913)
Total stockholders’ equity	4,610	6,351
Total liabilities and stockholders’ equity	$5,472	$7,293

SENESTECH, INC.
STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues, net	$415	$233
Cost of sales	280	141
Gross profit	135	92
Operating expenses:
Research and development	370	387
Selling, general and administrative	1,608	1,750
Total operating expenses	1,978	2,137
Loss from operations	(1,843)	(2,045)
Other income, net	11	8
Net loss	$(1,832)	$(2,037)
Weighted average shares outstanding — basic and diluted	5,144,531	171,047
Loss per share — basic and diluted	$(0.36)	$(11.91)

SENESTECH, INC.
Itemized Reconciliation Between Net Loss and Adjusted EBITDA (non-GAAP)
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Net loss (as reported, GAAP)	$(1,832)	$(2,037)
Non-GAAP adjustments:
Interest income, net	(11)	(8)
Stock-based compensation expense	85	166
Depreciation expense	37	36
Total non-GAAP adjustments	111	194
Adjusted EBITDA loss (non-GAAP)	$(1,721)	$(1,843)
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